Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-205106) on Form S-1 of Neos Therapeutics, Inc. of our report dated April 24, 2015, except for the Reverse Stock Split paragraph of Note 20, as to which the date is July 10, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

New York, New York
July 12, 2015